VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Agreement"), dated as of November 3, 1999, is entered into by and among RISCORP, INC., a Florida corporation ("RISCORP"), and William D. Griffin, an individual resident of the State of Florida ("Griffin"), The RISCORP Group Holding Company Limited Partnership, a Nevada limited partnership ("RGHC"), William D. Griffin Family Limited Partnership, a Nevada limited partnership ("WDG Family Partnership"), Charlotte K. Griffin Trust Number 3, a Florida trust ("CKG Trust"), Anna F. Griffin Trust Number 3, a Florida trust ("AFG Trust"), and John Ford Griffin Trust Number 3, a Florida trust ("JFG Trust"; and, together with RGHC, WDG Family Partnership, CKT Trust, and AFG Trust, the "Shareholders" and each a "Shareholder") of RISCORP.

                                         W I T N E S S E T H:

         WHEREAS, the Shareholders own (both beneficially and of record) in the aggregate 24,334,443 shares of Series B Common Stock, par value $.01, of RISCORP ("Class B Common Stock");

         WHEREAS, RISCORP, Acquiror and Griffin are parties to that certain Plan and Agreement of Merger, dated November 3, 1999 (the "Merger Agreement"), pursuant to which Acquiror will be merged with and into RISCORP (the "Merger");

         WHEREAS, as a condition to the willingness of RISCORP to enter into the Merger Agreement, RISCORP has requested that each Shareholder agree, and in order to induce RISCORP to enter into the Merger Agreement, each Shareholder has agreed, among other things, (i) with respect to certain questions put to shareholders of RISCORP for a vote, to vote the Shares (as hereinafter defined), in each case, in accordance with the terms and conditions of this Agreement,
(ii) in the event a Shareholder should fail to vote its Shares in accordance with the terms of this Agreement, to appoint RISCORP as such Shareholder's proxy to vote all the shares of Class B Common Stock now owned or which may hereafter be acquired by such Shareholder (such Shareholder's "Shares"), and (iii) to the other provisions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Representations and Warranties of Shareholders. Each Shareholder hereby represents and warrants to RISCORP as follows:

                  1.1. Title to the Shares. Such Shareholder is the owner (both beneficially and of record) of the number of shares of Class B Common Stock set forth opposite its name on the signature pages of this Agreement (which as of the date hereof constitutes each such Shareholder's Shares) and has exclusive power to vote such shares on all matters submitted to holders of shares of Class B Common Stock. Other than the right to convert the shares of Class B Common Stock into shares of Class A Common Stock, such Shareholder does not have any rights of any nature to acquire any additional shares of Common Stock. To the knowledge of each Shareholder, the Shareholders' Shares, in the aggregate, constitute all of the outstanding shares of Class B Common Stock. Except pursuant to (i) the Directors Agreement dated May 19, 1997, among RISCORP, William Griffin, Frederick M. Dawson, Walter L. Revell, Seddon Goode, Jr. and George E. Greene III, as amended (the "Directors Agreement"), and (ii) a Stock Pledge and Security between The RISCORP Group Holding Company Limited Partnership and SouthTrust Bank of Alabama, N.A., dated as of March 28, 1996, as amended (the "Pledge and Security Agreement"), such Shareholder owns all of such Shareholder's Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Shareholder's voting rights, charges and other encumbrances of any nature whatsoever, and, except as provided or described in this Agreement, such Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to any of such Shareholder's Shares.

                  1.2. Authority Relative to this Agreement. Such Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Shareholder. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery by RISCORP, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) subject to general principles of equity.

                  1.3. No Conflict. The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign by such Shareholder, or (b) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Shareholder.

         2. Covenants of Shareholders. Each Shareholder hereby covenants and agrees that, during the time this Agreement is in effect, except as otherwise specifically contemplated by (i) this Agreement, (ii) the Directors Agreement, or (iii) the Pledge and Security Agreement, such Shareholder shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Shareholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to the Shares now owned or that may hereafter be acquired by such Shareholder.

         3.       Voting Agreement; Proxy of Shareholders.

                  3.1. Voting Agreement. Each Shareholder hereby agrees that, during the time this Agreement is in effect, at any meeting of the shareholders of RISCORP, however called, and in any action by written consent of the shareholders of RISCORP, such Shareholder shall: (a) vote such Shareholder's Shares in favor of the Merger Agreement (as amended from time to time) and any of the transactions contemplated by the Merger Agreement; and (b) vote the Shares against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of RISCORP under the Merger Agreement or which is reasonably likely to result in any conditions to RISCORP's obligations under the Merger Agreement not being fulfilled. Each of the Shareholders shall vote on all issues other than those specified in this Section 3.1 that may come before a meeting of the Shareholders of RISCORP in such Shareholder's sole discretion, provided that such vote is not inconsistent with the purposes of this Agreement.

         3.2. Irrevocable Proxy. Each Shareholder agrees that, in the event such Shareholder shall fail to comply with the provisions of Section 3.1 hereof as determined by RISCORP in its reasonable discretion, such failure shall result, without any further action by such Shareholder, in the irrevocable appointment of RISCORP as the attorney-in-fact and proxy of such Shareholder pursuant to the provisions of Florida law, with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to, the Shares that such Shareholder is entitled to vote at any meeting of shareholders of RISCORP (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, solely on the matters and in the manner specified in Section 3.1 hereof. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Such Shareholder hereby revokes, effective upon the execution and delivery of the Merger Agreement by the parties thereto, all other proxies and powers of attorney with respect to such Shareholder's Shares that such Shareholder may have heretofore appointed or granted (other than as set forth in the Pledge and Security Agreement), and no subsequent proxy or power of attorney (except in furtherance of such Shareholder's obligations under Section 3.1 hereof) shall be given or written consent executed (and if given or executed, shall not be effective) by such Shareholder with respect thereto so long as this Agreement remains in effect.

         4. Termination. This Agreement shall terminate on the date (the "Termination Date") that is the earlier of (a) the Closing Date and (b) the date on which the Merger Agreement is terminated in accordance with its terms.

         5.       Miscellaneous.

                  5.1. Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

                  5.2. Further Assurances. Each Shareholder and RISCORP will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

                  5.3. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  5.4. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

               5.5.  Assignment.   This  Agreement  shall  not  be  assigned  by
operation of law or otherwise.

                  5.6. Parties in Interest. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

               5.7. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  5.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

                  5.9. Notices. Except as otherwise provided herein, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile transmission, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.9):

         if to RISCORP:

                  2 North Tamiami Trail
                  One Sarasota Tower
                  Suite 608
                  Sarasota, Florida  34236
                  Attention:  Walter E. Riehemann
                  Facsimile:  (941) 366-0993
                  Telephone:  (941) 366-5015

         with a copy to:

                  Alston & Bird LLP
                  1201 West Peachtree Street
                  Atlanta, Georgia  30309
                  Attention:  J. Vaughan Curtis, Esq.
                  Facsimile:  (212) 424-8500
                  Telephone:  (212) 424-8000
         if to the Shareholders:

                  c/o William D. Griffin
                  One Sarasota Tower
                  Suite 410
                  Sarasota, Florida  34236
                  Facsimile: (941)316-6813
                  Telephone:(941)316-6800

         with a copy to:

                  King & Spalding
                  191 Peachtree Street
                  Atlanta, Georgia  30303
                  Attention: Edward J. Hawie, Esq.
                  Facsimile:  (404) 572-5100
                  Telephone: (404)  572-4600

                  5.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida applicable to contracts executed in and to be performed in Florida without regard to any principles of choice of law or conflicts of law of such state.

               5.11. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

                  5.12. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  5.13. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

                                  RISCORP, INC.


                                            By:      /s/ Walter E. Riehemann
                               Walter E. Riehemann
                                             President


                             /s/ William D. Griffin
                               WILLIAM D. GRIFFIN

17,268,841                                  THE RISCORP GROUP HOLDING COMPANY
shares                                      LIMITED PARTNERSHIP

                     By: Gryphus Company I, General Partner

                                            By       /s/ William D. Griffin
                                            WILLIAM D. GRIFFIN, President

4,907 211                                   WILLIAM D. GRIFFIN FAMILY LIMITED
---------                                   PARTNERSHIP
shares

                     By: Gryphus Company I, General Partner

                                            By:      /s/ William D. Griffin
                                            WILLIAM D. GRIFFIN, President

 719,464                                    CHARLOTTE K. GRIFFIN TRUST NUMBER 3
 -------
 shares

                                            By:      /s/ L. Scott Merritt
                                                   L. Scott Merritt, Trustee

719,464                                     ANNA F. GRIFFIN TRUST NUMBER 3
--------
shares

                                            By:      /s/ L. Scott Merritt
                                                   L. Scott Merritt, Trustee

719,463                                     JOHN FORD GRIFFIN TRUST NUMBER 3
--------
shares

                                            By:      /s/ L. Scott Merritt
                                                   L. Scott Merritt, Trustee